Exhibit 99.1

Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

MIKE CANNON NAMED TO SEAGATE TECHNOLOGY BOARD OF DIRECTORS

SCOTTS VALLEY, Calif. — February 1, 2011 — Seagate Technology plc (NASDAQ: STX) today announced it has named Michael R. Cannon, former president of Global Operations of Dell, Inc., to its Board of Directors.

Cannon is an industry veteran with a 35-year career in high technology companies. He retired in January 2009 after serving as president, Global Operations of Dell from February 2007. Prior to joining Dell, Cannon was the president, chief executive officer and a member of the Board of Directors of Solectron Corp., from January 2003 until February 2007. From July 1996 until January 2003, he served as the chief executive officer of Maxtor Corporation. Cannon served on Maxtor’s Board of Directors from July 1996 until Seagate acquired Maxtor in May 2006. Prior to joining Maxtor, he held senior management positions at IBM. Cannon previously served on the Board of Directors of Seagate Technology from October 2006 until February 2007, and has served on the Board of Directors of Adobe Systems, a software company, since 2003, and on the Board of Directors of Elster Group SE, a metering technology company, since September 2010.

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